Exhibit (i) (21)

April 1, 2008

EQ Advisors Trust

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of Post-Effective Amendment No. 58 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-17217 and 811-07953) (the “Post-Effective Amendment”), registering an indefinite number of Class IA and Class IB shares of beneficial interest of each series of the Trust listed on Appendix A attached hereto (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust’s Agreement and Declaration of Trust, as amended, and Bylaws and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

2.	When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

Kirkpatrick & Lockhart Preston Gates Ellis LLP

Appendix A

All Asset Allocation

EQ/AllianceBernstein Common Stock

EQ/AllianceBernstein International

EQ/AllianceBernstein Large Cap Growth

EQ/AllianceBernstein Small Cap Growth

EQ/AllianceBernstein Value

EQ/Ariel Appreciation II

EQ/AXA Rosenberg Value Long/Short Equity

EQ/BlackRock Basic Value Equity

EQ/BlackRock International Value

EQ/Boston Advisors Equity Income

EQ/Calvert Socially Responsible

EQ/Capital Guardian Growth

EQ/Capital Guardian Research

EQ/Davis New York Venture

EQ/Equity 500 Index

EQ/Evergreen Omega

EQ/FI Mid Cap

EQ/Franklin Income

EQ/Franklin Small Cap Value

EQ/Franklin Templeton Founding Strategy

EQ/GAMCO Mergers and Acquisitions

EQ/GAMCO Small Company Value

EQ/International Growth

EQ/International ETF

EQ/JPMorgan Value Opportunities

EQ/Legg Mason Value Equity

EQ/Lord Abbett Growth and Income

EQ/Lord Abbett Large Cap Core

EQ/Lord Abbett Mid Cap Value

EQ/Marsico Focus

EQ/Montag & Caldwell Growth

EQ/Mutual Shares

EQ/Oppenheimer Global

EQ/Oppenheimer Main Street Opportunity

EQ/Oppenheimer Main Street Small Cap

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/Templeton Growth

EQ/UBS Growth and Income

EQ/Van Kampen Comstock

EQ/Van Kampen Emerging Markets Equity

EQ/Van Kampen Mid Cap Growth

EQ/Van Kampen Real Estate

EQ/AllianceBernstein Intermediate Government Securities

EQ/AllianceBernstein Quality Bond

EQ/Bond Index

EQ/Caywood-Scholl High Yield Bond

EQ/Evergreen International Bond

EQ/Government Securities

EQ/JPMorgan Core Bond

EQ/Long Term Bond

EQ/Money Market

EQ/PIMCO Real Return

EQ/Short Duration Bond

EQ/International Core PLUS

EQ/Large Cap Core PLUS

EQ/Large Cap Growth PLUS

EQ/Mid Cap Value PLUS